UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 9, 2005

Tarantella, Inc.

(Exact name of registrant as specified in its charter)

California	000-21484	94-2549086
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

425 Encinal Street, Santa Cruz, CA	95060
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (831) 427-7222

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On May 9, 2005, Tarantella, Inc., a California corporation, entered into an Agreement and Plan of Merger with Sun Microsystems, Inc., a Delaware corporation, and Cha Cha Acquisition Corp., a California corporation and wholly-owned subsidiary of Sun, which we refer to below as the Merger Sub. The merger agreement provides that, upon the terms and subject to the conditions set forth in the merger agreement, Merger Sub will be merged with and into Tarantella and Tarantella will become a wholly-owned subsidiary of Sun.

Under the terms of the merger agreement, each share of common stock of Tarantella outstanding at the time of the merger will be converted into the right to receive $0.90 in cash, without interest. All outstanding options held by employees of Tarantella that will continue to provide services to Sun after the closing of the merger will be assumed by Sun. All other outstanding options and warrants will be cashed out for the amount of cash, if any, by which $0.90 exceeds the exercise price of the option or warrant.

Tarantella and Sun have made customary representations, warranties and covenants in the merger agreement. The merger is subject to customary closing conditions, including shareholder approval by holders of Tarantella’s common stock, regulatory approvals, performance of covenants, obtaining third party consents, absence of government restraints and accuracy of representations and warranties.

Pursuant to the merger agreement, Tarantella has agreed that it will not, directly or indirectly, solicit, initiate or encourage any takeover proposal or enter into or participate in any discussions or negotiations regarding, or furnish to any third party any information with respect to, any takeover proposal. Prior to obtaining shareholder approval for the merger, Tarantella’s board of directors may nevertheless in response to a written bona fide takeover proposal that is unsolicited and Tarantella’s board of directors determines in good faith constitutes or is reasonably likely to lead to a superior acquisition proposal, (i) provide information regarding Tarantella to the third party making the takeover proposal provided the information is subject to confidentiality restrictions and is provided to Sun on a concurrent basis and (ii) participate in discussions or negotiations with the third party making the takeover proposal.

Tarantella and Sun have agreed to negotiate in good faith to execute a commercially reasonable software license and development agreement within five business days of May 9, 2005, which agreement will provide that: (a) Sun will pay Tarantella $500,000 upon each of the execution of the merger agreement and upon July 1, 2005, and will pay Tarantella $250,000 upon each of July 29, 2005, August 12, 2005, August 26, 2005 and September 10, 2005 so long as Tarantella is in material compliance with the agreement; (b) Tarantella will provide non-recurring, time-based engineering services and product resale licenses for Tarantella’s Secure Global Desktop product in consideration for such payments; and (c) Sun’s obligation to continue payments to Tarantella, and Tarantella’s obligation to provide engineering services under the agreement, will terminate upon the first to occur of the closing of the merger or the termination of the merger agreement in accordance with its terms.

The merger agreement contains certain termination rights for both Sun and Tarantella and further provides that, upon termination of the merger agreement under specified circumstances, Tarantella must pay Sun a termination fee of $1.2 million. The merger is expected to close in the third quarter of 2005, although there can be no assurances that the merger will close in that time period.

Tarantella, its directors and executive officers may be soliciting proxies from Tarantella shareholders in favor of the adoption of the merger agreement and the approval of the merger, including Francis E. Wilde (Chief Executive Officer, President and Director), John M. Greeley (Senior Vice President and Chief Financial Officer), E. Joseph Vitetta Jr. (Vice President, Corporate Development, Corporate Secretary and Managing Director of EMEA), Steve Bannerman (Vice President, Sales), Alok Mohan (Director), Douglas L. Michels (Director), Gilbert P. Williamson (Director), Ronald Lachman

(Director), Ninian Eadie (Director) and Bruce Ryan (Director). Certain information concerning the participants in the solicitation is set forth below. Additional information will be set forth in the proxy statement that is expected to be filed with the Securities and Exchange Commission, or SEC, in connection with the transactions contemplated by the merger agreement. These individuals, holding an aggregate of approximately 4.7% of Tarantella’s actually outstanding common stock, have entered into voting agreements with Sun and have delivered irrevocable proxies to Sun, pursuant to which they have agreed to vote their Tarantella shares in favor of adoption of the merger agreement, approval of the merger and related matters. These individuals also agreed not to initiate or encourage any takeover proposal with respect to Tarantella.

The foregoing description of the merger agreement and the voting agreements is qualified in its entirety by reference to the merger agreement and the form of voting agreement that are filed as Exhibit 2.1 and Exhibit 2.2 hereto, respectively, and are incorporated herein by reference.

Additional Information and Where to Find It

In connection with the merger, Tarantella will be filing a proxy statement and other relevant documents concerning the transaction with the SEC. SHAREHOLDERS OF TARANTELLA ARE URGED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders can obtain free copies of the proxy statement and other documents when they become available by contacting Investor Relations, Tarantella, Inc., 425 Encinal Street, Santa Cruz, CA 95060 (Telephone: (831) 427-7222).

In addition, documents filed with the SEC by Tarantella will be available free of charge at the SEC’s web site at www.sec.gov. Information regarding the identity of the persons who may, under SEC rules, be deemed to be participants in the solicitation of shareholders of Tarantella in connection with the transaction, and their interests in the solicitation, will be set forth in a proxy statement that will be filed by Tarantella with the SEC.

Item 8.01	Other Events.

On May 10, 2005, Sun and Tarantella issued a press release announcing the signing of the merger agreement, a copy of which is filed as Exhibit 99.1 hereto and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

c.	Exhibits

Exhibit	Description

2.1	Agreement and Plan of Merger, dated as of May 9, 2005, by and among Sun Microsystems, Inc., Cha Cha Acquisition Corporation and Tarantella, Inc.

2.2	Form of Voting Agreement, dated as of May 9, 2005, entered into by and among Sun Microsystems, Inc., Tarantella, Inc. and certain shareholders of Tarantella, Inc.

99.1	Joint press release of Sun Microsystems, Inc. and Tarantella, Inc. dated May 10, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

TARANTELLA, INC. (Registrant)

Date:	May 10, 2005	By:	/s/ John M. Greeley
John M. Greeley
Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description

2.1	Agreement and Plan of Merger, dated as of May 9, 2005, by and among Sun Microsystems, Inc., Cha Cha Acquisition Corporation and Tarantella, Inc.

2.2	Form of Voting Agreement, dated as of May 9, 2005, entered into by and among Sun Microsystems, Inc., Tarantella, Inc. and certain shareholders of Tarantella, Inc.

99.1	Joint press release of Sun Microsystems, Inc. and Tarantella, Inc. dated May 10, 2005.